Tharimmune, Inc. Appoints Jacob Asbury as Chief Financial Officer to Advance Canton Coin Treasury Strategy

Former Clear Street Group CFO Strengthens Leadership Team Alongside Industry Veterans Mark Wendland and Mark Toomey

NEW YORK, December 12, 2025 — Tharimmune, Inc. (NASDAQ: THAR) (“Tharimmune” or the “Company”), the first publicly traded company to leverage Canton Coin (“CC”) to support the Canton Network’s ability to digitize traditional financial markets, today announced the appointment of seasoned financial executive Jacob Asbury as Chief Financial Officer, effective immediately. In this role, he will oversee all financial strategy and operations, including capital planning, treasury management, financial reporting, and the continued expansion of Tharimmune’s CC treasury infrastructure.

Mr. Asbury brings nearly two decades of financial leadership across capital markets, brokerage, and fintech. Following his tenure as CFO of Clear Street Group, Inc., Mr. Asbury led an independent advisory practice focused on financial systems implementation, reporting optimization, and process automation. Earlier in his career, Mr. Asbury held CFO roles at Performance Flight & Custom Jet Charters and Instinet Incorporated. He holds a B.S. degree from the University of Vermont.

“Jacob’s deep financial leadership experience and a track record of delivering innovative approaches to financial operations, which is critical to our ability to create value for shareholders through our digital asset treasury strategy,” said Mark Wendland, CEO of Tharimmune, Inc. “With his strong roots in capital markets and his unique perspective as an operator, Jacob’s appointment signals our continued commitment to building the future rails of markets infrastructure through the Canton Network.”

Mr. Asbury added, “The Canton Network has the ability to transform how financial markets operate, and Tharimmune has positioned itself at the forefront of this evolution. I am proud to join a differentiated leadership team and look forward to leveraging my experience to help the Company advance these efforts and create long-term value for both shareholders and the Canton community.”

Tharimmune established its differentiated digital asset treasury (“DAT”) strategy in November 2025, driving value not only by acquiring CC, but also by applying to operate as a Super Validator and investing in applications built on the Canton Network that accelerate institutional utility and adoption across capital markets. Tharimmune is the first and only publicly traded company supported by the Canton Foundation.

About Tharimmune

Tharimmune, Inc. (NASDAQ: THAR) is the first publicly traded company to leverage Canton Coin and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to driving value through activities on the Canton Network, Tharimmune also operates clinical-stage biotech research and development. For more information, visit: www.tharimmune.com.

1

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, the anticipated use of proceeds from the announced Offering, future stockholder approvals, future announcements and priorities, expectations regarding management, corporate governance, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of CC; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

Media:

Gasthalter & Co.

(212) 257-4170

canton@gasthalter.com

Investors:
ir@tharimmune.com

Twitter/X: @TharimmuneInc

Website: https://tharimmune.com/

# # #

2